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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                           ------------------------

                                   FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           ------------------------

                               NORDSTROM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               Washington                             91-0515058
      (State or other jurisdiction          (I.R.S. Employer Identification
    of incorporation or organization)                    No.)

      1617 Sixth Avenue, 6th Floor                 N. Claire Stack
       Seattle, Washington  98101            1617 Sixth Avenue, 6th Floor
    (Address of Principal Executive           Seattle, Washington  98101
               Offices,                             (206) 373-4049
          including zip code)                (Name, address and telephone
                                            number, including area code, of
                                                  agent for service)



                          Employee Stock Purchase Plan
                              (Full Title of Plan)

                                   Copies to:
                               Gregory L. Anderson
                                 William W. Lin
                         Lane Powell Spears Lubersky LLP
                          1420 Fifth Avenue, Suite 4100
                          Seattle, Washington 98101-2338


                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                              Proposed
   Title of     Amount To      Maximum      Proposed  Maximum     Amount of
  Securities       Be         Offering     Aggregate Offering   Registration
    To Be      Registered     Price Per         Price(2)            Fee
  Registered      (1)         Share(2)
------------------------------------------------------------------------------

    Common
   Stock, no    3,500,000      $23.375         $81,812,500       $21,598.50
   par value
------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares of Common Stock which may be necessary to adjust the number of shares of Common Stock reserved for issuance pursuant to the Purchase Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $23.375 based on the average of the high ($23.875) and low ($22.875) sales prices for the Common Stock on June 22, 2000 as reported on the New York Stock Exchange.


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                                 INTRODUCTION

This Registration Statement on Form S-8 is filed by Nordstrom, Inc. (the "Registrant" or "Company"), a Washington corporation, to register 3,500,000 shares of its common stock, no par value (the "Common Stock"), issuable to employees of the Company under the Employee Stock Purchase Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information.

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.


                                   PART II

                            INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

    (a) The Registrant's latest Annual Report on Form 10-K for the year ended January 31, 2000 filed with the Commission on April 7, 2000 which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

    (b)     All other reports filed by the Registrant pursuant to Section
            13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above, including Nordstrom's Quarterly Report on Form 10-Q for the quarter ended April 30, 2000 filed with the Commission on June 8, 2000; and

    (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (Registration No. 001-15059) filed under Section 12(b) of the Exchange Act on June 2, 1999.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.


Item 4.  Description of Securities.

Not applicable.


Item 5.  Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the common stock offered hereby are being passed upon by Lane Powell Spears Lubersky LLP, Seattle, Washington. D. Wayne Gittinger, a director of the Registrant, is a partner of Lane Powell Spears Lubersky LLP. Members of that firm owned directly or indirectly an aggregate of approximately 10,500,000 shares of Common Stock of the Registrant as of June 16, 2000.

                                   2
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Item 6.  Indemnification of Directors and Officers.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article XI of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the fullest extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article IX of the Amended and Restated Articles of Incorporation of the Registrant eliminates any personal liability of a director to the Registrant or its shareholders for monetary damages for conduct as a director, except for any liability for any acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for conduct violating RCW 23B.08.310, for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled, or for any act or omission occurring prior to the date when Article IX of the Amended and Restated Articles of Incorporation of the Registrant became effective. If the Washington Business Corporation Act is subsequently amended to change in a manner affecting the Registrant's power to eliminate or limit the liability of a director to the Registrant, then, upon the effective date of the amendment and without further act: (i) if the amendment permits further elimination or limitation of liability, the liability of a director shall be additionally eliminated and limited to such further extent, or (ii) if the amendment changes to power to eliminate the liability of a director in any other respect, the liability of a director shall be eliminated and limited with respect to acts or omissions occurring after the effective date of the amendment to the fullest extent permitted by the Washington Business Corporation Act as so amended. Article IX of the Amended and Restated Articles of Incorporation of the Registrant also contains a provision that no amendment or repeal of the Amended and Restated Articles of Incorporation of the Registrant shall adversely affect any right or any elimination or limitation of liability of a director existing immediately prior to the amendment or repeal.

Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.


Item 7.  Exemption from Registration Claimed.

Not applicable.


Item 8.  Exhibits.

Exhibit
Number	      Description

   5.1	      Opinion of Lane Powell Spears Lubersky LLP (filed herewith)

   5.1 Employee Stock Purchase Plan (incorporate by reference to Appendix A of Nordstrom, Inc.'s Proxy Statement filed on April 10, 2000 (Registration No. 001-15059)

  23.1      Independent Auditors' Consent (filed herewith)

  23.2 Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)

  24.1      Power of Attorney (see signature page)


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Item 9.  Undertakings.

A.    The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          Provided, however, that paragraphs A.(1)(i) and A.(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 23rd day of June, 2000.


                                              NORDSTROM, INC.

                                              /s/              Michael A. Stein
                                              ---------------------------------
                                              By:  Michael A. Stein
                                                   Executive Vice President and
                                                   Chief Financial Officer



                                   5
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                            POWER OF ATTORNEY


Each person whose individual signature appears below hereby authorizes John J. Whitacre and Michael A. Stein, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on the 23rd day of June, 2000.


SIGNATURE                       TITLE


/s/           John J. Whitacre
------------------------------ Chairman of the Board of  Directors (Principal
     John J. Whitacre          Executive Officer)

/s/           Michael A. Stein
------------------------------ Executive Vice President and Chief Financial
     Michael A. Stein          Officer (Principal Financial Officer)

/s/          Michael G. Koppel
------------------------------ Vice President, Corporate Controller
     Michael G. Koppel         (Principal Accounting Officer)

/s/         D. Wayne Gittinger            /s/        John N. Nordstrom
------------------------------ Director   ---------------------------- Director
     D. Wayne Gittinger                        John N. Nordstrom

/s/     Enrique Hernandez, Jr.            /s/   Alfred E. Osborne, Jr.
------------------------------ Director   ---------------------------- Director
     Enrique Hernandez, Jr.                    Alfred E. Osborne, Jr.

/s/          Ann D. McLaughlin            /s/   William D. Ruckelshaus
------------------------------ Director   ---------------------------- Director
     Ann D. McLaughlin                         William D. Ruckelshaus

/s/           John A. McMillan            /s/        Bruce G. Willison
------------------------------ Director   ---------------------------- Director
     John A. McMillan                          Bruce G. Willison

/s/         Bruce A. Nordstrom
------------------------------ Director
     Bruce A. Nordstrom




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                              INDEX TO EXHIBITS


Exhibit
Number	                           Description

5.1 Opinion of Lane Powell Spears Lubersky LLP regarding the legality of the Common Stock being registered

10.1 Employee Stock Purchase Plan (incorporate by reference to Appendix A of Nordstrom, Inc.'s Proxy Statement filed on April 10, 2000 (Registration No. 001-15059)

23.1  Independent Auditors' Consent

23.2  Consent of  Lane Powell Spears Lubersky LLP (included in opinion filed as
      Exhibit 5.1)

24.1  Power of Attorney (see signature page)



































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                                                                  EXHIBIT 5.1



                                                              June 22, 2000


Nordstrom, Inc.
1617 Sixth Avenue
Seattle, Washington  98101-1742

Dear Sir or Madam:

We have acted as counsel for Nordstrom, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the registration statement on Form S-8 (the "Registration Statement") relating to 3,500,000 shares of common stock, no par value (the "Common Stock"), issuable to employees of the Company under the Employee Stock Purchase Plan (the "Purchase Plan").

In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company's management; however, we have no reason to believe that any such representations are incorrect or incomplete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In connection with this letter, we have concerned ourselves solely with the application of the laws of the State of Washington and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Subject to the foregoing, we are of the opinion that upon issuance and delivery of the shares of Common Stock pursuant to the Purchase Plan, the Common Stock will be validly issued, fully paid and nonassessable.

The opinions contained in this letter are given as of the date hereof, and we render no opinion as to any matter brought to our attention subsequent to the date hereof. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments or supplements thereto.


                                   Very truly yours,

                                   /s/ LANE POWELL SPEARS LUBERSKY LLP

                                   LANE POWELL SPEARS LUBERSKY LLP









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                                                                 EXHIBIT 23.1


                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nordstrom, Inc. and subsidiaries on Form S-8 of our report dated March 10, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Nordstrom, Inc. and subsidiaries for the year ended
January 31, 2000.



/S/ DELOITTE & TOUCHE LLP

Seattle, Washington
June 23, 2000





































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